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                                   EXHIBIT 10

                                      AGREEMENT
                                      ---------

         AGREEMENT made as of the 30th day of June, 2001 by and among:
         Refac International Ltd., a Nevada corporation having executive offices at The Hudson River Pier, 115 River Road, Edgewater, New Jersey 07020-1099 (hereinafter referred to as "RIL");

         Refac, a Delaware corporation having executive offices at The Hudson
              River Pier, 115 River Road, Edgewater, New Jersey 07020-1099 (formerly known as Refac Technology Development Corporation and referred to herein as "Refac"); and

         Bert D. Heinzelman, an individual residing at 17 Sherwood Road,
              Tenafly, New Jersey 07670 (hereinafter referred to as
              "Heinzelman").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Heinzelman has been employed by RIL and Refac pursuant to the Employment Agreement (as hereinafter defined); and

         WHEREAS, Heinzelman has a 20% interest in certain contingent payments provided for in Section 6.12 of a Merger Agreement (as hereinafter defined); and

         WHEREAS, in connection with the Employment Agreement, the Merger Agreement and Heinzelman's employment, Refac has granted him the Stock Options (as hereinafter defined); and

         WHEREAS, the parties want to provide for (i) the termination of the Employment Agreement, (ii) the termination of the Stock Options, (iii) the sale, transfer and assignment by Heinzelman to Refac of his interest in such contingent payments and (iv) consulting services during the period ending on December 31, 2001:

         NOW, THEREFORE, in consideration of the premises and the respective agreements of the parties herein contained, the parties hereto, intending to be legally bound, agree as follows:


                            1. Definition of Terms.
                               --------------------

         As used herein, the following terms shall have the following meanings:

         1.1 "Agreement" means this agreement.

         1.2 "Contingent Payment" means the 20% interest that Heinzelman holds in the contingent payments provided for in Section 6.12 of the Merger Agreement.

         1.3 "Employment Agreement" means the Employment Agreement between HFID (as

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defined below) and Heinzelman, dated November 25, 1997.

         1.4 "HFID" means the product development business previously conducted by Human Factors Industrial Design, Inc. (which corporation was merged into RIL as of December 31, 1998) and which is currently being conducted by RIL under the name RefacDesign and Refac HumanFactors_ID.

         1.5 "Merger Agreement" means the Agreement and Plan of Merger by and among Refac, HFID Acquisition Corporation, Human Factors Industrial Design, Inc., and the principal stockholders of Human Factors Industrial Design, Inc., dated as of November 25, 1997.

         1.6 "Stock Options" means the 55,000 stock options granted to Heinzelman pursuant to the Merger Agreement, the Employment Agreement and Heinzelman's employment.

                  2. Termination of the Employment Agreement.
                     ----------------------------------------

         The parties hereby agree that the Employment Agreement shall be deemed terminated as of June 30, 2001 and that, except for outstanding reimbursable expenses in the amount of $1,740.89 and Heinzelman's salary through June 30, 2001, there are no other sums due and owing him under or by reason of the Employment Agreement.

      3. Resignation as an Officer and Director of Refac and its Affiliated
         ------------------------------------------------------------------
                                  Corporations
                                  ------------

            Simultaneously with the execution of this Agreement, Heinzelman resigns as an officer and director of Refac, RIL, Refac Financial Corporation, Refac Consumer Products, Inc. and Refac (H.K.) Limited.

                      4. Termination of the Stock Options.
                         ---------------------------------

            Simultaneously with the execution of this Agreement, the Stock Options shall terminate and be of no further force and effect whatsoever and Heinzelman shall deliver to Refac any original executed copies of the related Stock Option Agreements (including the amendment thereto) in his possession to Refac.

                     5. Purchase of the Contingent Interest.
                        ------------------------------------

         5.1 Heinzelman hereby represents and warrants to Refac that he has not sold, transferred or assigned all or any part of his interest in the Contingent Payment and has not granted any security interest or encumbered same in any manner whatsoever.

         5.2 Heinzelman hereby sells, transfers and assigns all of his right, title and interest in and to the Contingent Payment to Refac in consideration of the sum of One Hundred Thousand Dollars ($100,000.00), payable by Refac simultaneously with the execution of this Agreement, the receipt of which Heinzelman hereby acknowledges.

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                            6. Consulting Services.
                               --------------------

         6.1 RIL hereby retains Heinzelman as an independent consultant on the following terms and conditions:

           6.1.1      Period. Heinzelman shall provide the consulting services
                      ------
                      provided for in Paragraph 6.1.2 during the period commencing on July 1, 2001 and terminating on December 31, 2001.

           6.1.2      Services. Heinzelman has served as the President of HFID
                      --------
                      since December 1998 and its CEO since May 1999. During the consulting period provided for in Paragraph 6.1.1 above, the management of RIL may seek Heinzelman's advise and/or his opinions regarding operations, projects, client relations, client prospects, staffing and/or any other matter relating to its business.

                      Heinzelman agrees to make himself available by telephone at times mutually convenient to Heinzelman and RIL to provide such consulting services. It is understood and agreed that Heinzelman shall be provided reasonable advanced notification of RIL's need for consulting services, need not prepare any written reports or undertake any studies and is only obligated to give his advice and opinions based upon his knowledge of HFID and its business. Refac expressly agrees that Heinzelman will not have any liability to Refac for any action that Refac or HFID may take based upon and in reliance upon any advice that he gives in good faith hereunder.

           6.1.3      Compensation. In consideration of the consulting services,
                      ------------
                      RIL shall pay Heinzelman the sum of $18,000 payable at the rate of $3,000 per month on the first day of each month. In the event that RIL fails to issue any payment due hereunder within five (5) business days after receipt of notice of default, RIL shall immediately pay Heinzelman the balance of any unpaid portion of the $18,000 compensation and he shall be released from performing any further services hereunder. In addition, RIL shall pay for the cost of Heinzelman's COBRA group insurance premium during the eighteen (18) month period following the termination of the Employment Agreement or such earlier time as he obtains insurance under another employer's group insurance policy.

           6.1.4      Computer and Printer. Upon termination of the consulting
                      --------------------
                      services provided for herein, RIL shall transfer, convey and turn over to Heinzelman all of its rights to the Toshiba Satellite Pro Laptop and port replicator, Dell monitor and the Hewlett Packard LaserJet 6P printer that he is currently using.

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                    7. Confidentiality, Non-Competition, etc.
                       --------------------------------------

         7.1 As used in this Paragraph 7, "Refac Companies" means Refac and all of its subsidiary companies and "Confidential Information" means any confidential or proprietary information relating to the identity of customers of any of the Refac Companies, the identity of representatives of customers with whom any of the Refac Companies has dealt, the kinds of services provided by the Refac Companies to customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products, licenses and services, customer maintenance listings, computer software applications, research and development data, knowhow, personnel information, corporate finance information, and other proprietary information and trade secrets. Notwithstanding the above, Confidential Information shall not include any information that:

           (i) is generally available to the public without conducting a substantial search of published literature;

           (ii) is generally known to industrial designers and/or to entities in Refac's product development business; or

           (iii) is part of the professional skills and know-how developed by Heinzelman during the course of his career; or

           (iv) is subject to disclosure pursuant to any order or regulation of any governmental, regulatory or administrative agency or authority or court of judicial authority.

If a particular portion or aspect of Confidential Information becomes subject to either of the foregoing exceptions, all other portions or aspects of such information shall remain subject to this Paragraph 7.

         7.2 Heinzelman acknowledges that (i) during the course of his employment he has had access to and knowledge of Confidential Information and may have access to Confidential Information during the six month consulting period provided for herein, (ii) the disclosure of any such Confidential Information to existing or potential competitors of the Refac Companies would place the Refac Companies at a competitive disadvantage and would do damage, monetary or otherwise, to the Refac Companies' business, and (iii) the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectable business interest of the Refac Companies. Accordingly, Heinzelman agrees as follows:

           (i) During the five (5) year period commencing July 1, 2001, he shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other

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                      than in the proper performance of the duties as a
                      consultant hereunder.

           (ii) Within fifteen (15) business days after the execution of this Agreement, Heinzelman agrees to return to Refac all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner that he does not deem necessary for the rendition of the consulting services provided for herein. Upon the termination of the consulting services, the Confidential Information then in his possession shall be returned to the Refac Companies.

           7.3 During the period that Heinzelman provides consulting services provided for herein and for a period of thirty (30) months thereafter, Heinzelman agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, solicit the employment or services of, or hire, any person who was known to be employed by or was a known consultant to any of the Refac Companies during the course of his employment by Refac and the period in which he is rendering consulting services hereunder.

           7.4 Notwithstanding anything contained herein, in the Employment Agreement and/or in the Merger Agreement, Heinzelman may retain copies of and show non-confidential materials that represent his work product and/or projects which he managed while employed by HFID and Refac to prospective partners, employers or clients, provided however, that such use shall appropriately credit HFID. Moreover, he may freely take credit for awards or patents issued in his name for work perform while at HFID so long as he makes reference to his employee status at such time by HFID. Notwithstanding the foregoing, with the exception of his Curriculum Vitae, resume or biography, Heinzelman agrees that he shall not use or authorize the inclusion of visual or textual descriptions of such work in a brochure, web site, advertising or other collateral materials, by any firm.

           If at any time or from time to time, Heinzelman requests HFID or Refac to provide him with copies of designated materials for the above purpose, if available. Refac shall cause HFID to provide same to Heinzelman.

           7.5 The provisions of this Paragraph 7 are in addition to any other obligations that Heinzelman may have to Refac under or by reason of the Employment Agreement and/or the Merger Agreement for confidentiality or non-competition. However, in the event of a conflict in the terms of Paragraphs
7.3 or 7.4 above and the Employment Agreement and/or Merger Agreement, it is understood and agreed that the provisions of said Paragraphs 7.3 and 7.4 shall control.

                                 8. Arbitration.
                                    ------------

         Any dispute or controversy arising under or in connection with this Agreement shall be

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settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The arbitrators, in their discretion, may direct that the successful party in any such arbitration shall be entitled to be reimbursed by the other party for reasonable attorneys' fees and expenses incurred in connection with such dispute or controversy.

                                9. Miscellaneous.
                                   --------------

         9.1 Section headings. Section headings contained in this Agreement are
             ----------------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.2 Governing Law and Jurisdiction. This Agreement shall be governed by
             ------------------------------
and interpreted in accordance with the internal laws of the State of New Jersey applicable to agreements entered into and to be performed wholly in New Jersey, irrespective of such State's rules pertaining to conflicts of laws.

         9.3 Waiver. No failure or delay by either party in exercising any
             ------
right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

         9.4 Modification. No modification of any provision hereof shall be
             ------------
effective unless in writing and signed by both of the parties to this Agreement.

         9.5 Severability. In the event any provision of this Agreement (or
             ------------
portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possibly consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

         9.6 Further Action. The parties agree, upon the other party's request,
             --------------
to execute any and all documents and do all acts necessary to carry out the terms of this Agreement.

         9.7 Entire Agreement. This Agreement, including the Exhibits hereto,
             ----------------
sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements, negotiations, and understandings between the parties, both oral and written.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date written below.

                                             Refac


                                             By:   /s/ Robert L. Tuchman
                                                   -----------------------------
                                                   Robert L. Tuchman, President
                                             Date: July 12, 2001


                                             Refac International, Ltd.


                                             By:   /s/ Robert L. Tuchman
                                                   -----------------------------
                                                   Robert L. Tuchman, President
                                             Date: July 12, 2001


                                             By:   /s/ Bert D. Heinzelman
                                                   -----------------------------
                                                   Bert D. Heinzelman
                                             Date: July 12, 2001

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